UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, the Board of Directors of Meritor, Inc. (the “Company”), pursuant to Section 7.01 of the Amended and Restated Articles of Incorporation of the Company and Section 3.1 of the Amended and Restated By-laws of the Company, (i) approved an increase in the number of directors of the Company to nine (9), (ii) elected David C. Parry to fill the newly created vacancy as a Class III director with a term expiring at the 2018 annual meeting of shareholders and (iii) appointed Mr. Parry as a member of the compensation and management development committee, in each case effective as of April 20, 2017. A copy of the Company’s Press Release with respect to Mr. Parry’s appointment is attached hereto as Exhibit 99-a and incorporated herein by reference.

As a non-employee director of the Company, Mr. Parry will receive an annual cash retainer of $90,000 for Board service. Non-employee directors also receive fees of $1,500 for attendance at each standing and special committee meeting ($750 for each telephone meeting). As part of director compensation, each non-employee director is also entitled to receive an annual equity grant equal to a value of approximately $100,000, in the form of restricted stock or restricted share units, at the director’s discretion. The restricted stock and restricted share units vest upon the earliest of (i) three years from the date of grant or (ii) the date the director resigns or ceases to be a director under circumstances the Board determines not to be adverse to the best interests of the Company. In connection with his appointment, Mr. Parry’s annual cash retainer and equity award will be pro-rated for his time of service for the current year.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Parry and any of the Company’s executive officers and any director, executive officer or person nominated to become a director or executive officer. Mr. Parry was not selected pursuant to any arrangement or understanding between him and any person other than the Company. In addition, Mr. Parry did not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99-a	Press Release dated March 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: March 6, 2017	By:	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99-a	Press Release dated March 6, 2017.